Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

AND FIRST AMENDMENT TO SECURITY AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of October __, 2006, is by and among CAYE HOME FURNISHINGS, LLC, a Delaware limited liability company ("Caye Home"), CAYE UPHOLSTERY, LLC, a Mississippi limited liability company ("Caye Upholstery"), and CAYE INTERNATIONAL FURNISHINGS, LLC, a Mississippi limited liability company (“Caye International" and together with the Caye Home and Caye Upholstery, each individually as a "Vendor" and collectively as the "Vendors"), Caye Home, as administrative agent for the Vendors (in such capacity, the "Agent"), and the Customers, whose names are set forth on the signature pages hereto.  Capitalized terms used herein and not otherwise defined shall have the meaning assigned such term in the Credit Agreement (as defined below).

RECITALS:

A.    The Customers, the Vendors and the Agent are parties to that certain Credit Agreement, dated as of July 11, 2005 (as amended to the date hereof, the “Credit Agreement”) and the related Security Agreement, dated as of July 11, 2005 (as amended to the date hereof, the “Security Agreement”).

B.    The parties hereto have agreed to amend the Credit Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

SECTION 1.  Amendments to Credit Agreement.

(a)        New Definitions.  The following definitions for “Ashley”, “Ashley Assets,” “Glencove Liens”, and “Glencove Store” are hereby added to Annex A to the Agreement:

“Ashley” means Ashley Furniture Industries, Inc.

“Ashley Assets” means  and includes (i) the agreements among Ashley and its Affiliates  and Hartsdale Convertibles, Inc, JCI and its Affiliates, (ii) the leases, fixtures, Inventory or other assets located on the premises of the Glencove Location;  (iii) Inventory held for sale from the Glencove Location, whether or not on the premises of the Glencove Location, provided that it is segregated from Inventory held by the Customers for use in locations other than the Glencove location, (iv) any websites or URLs established specifically with respect to the Glencove location and (v)operating manuals, software, advertising materials and other material relating to the operations of the Glencove Location.

“Glencove Liens” means liens held by Ashley or its Affiliates in inventory sold to the Glencove Store by Ashley for resale at such location.

“Glencove Store” means the Ashley store to be owned by Hartsdale Convertibles, Inc., located at 168 Glencove Road, Carl Place, New York.

(b)        Amendment to definition of “Permitted Liens”.  Subsection (i) of the definition of “Permitted Liens” (as set forth in Annex A to the Agreement) is hereby amended and restated in its entirety as follows:

(i) Liens securing purchase money Debt and Capital Leases permitted under Section 7.13   and the Glencove Liens.

(c)        Amendment to Section 7.16.  Section 7.16 of the Agreement is hereby amended and restated in its entirety as follows:

7.16 Business Conducted.  No Customer shall engage directly or indirectly, in any line of business other than the businesses in which such Customer is engaged on the Closing Date, provided, however that the foregoing shall not restrict or prohibit Customer from opening new stores or from operating the Glencove Location as an Ashley Home Furniture Store under license from Ashley.

(d)        New Section 7.26. A new Section 7.26 is added to the Agreement as follows:

Section 7.26. Glencove Location.  No Inventory shall be transferred from the Glencove Location to any other location of any Customer (except for warehouse facilities in which the Inventory for the Glencove Location is segregated from Inventory of Customers that may be used for other locations), unless the Glencove Liens have been released from such Inventory prior to the transfer.

(e)        Amended Section 7.15.  Section 7.15 is hereby amended to add the following proviso at the end of the first sentence of such section:

 , provided that Jennifer Convertibles, Inc. may guarantee the obligations of Hartsdale Convertibles, Inc. to Ashley and may make up to $2 million of investment in such Affiliate.

(f) Amended Section 7.21.  Section 7.21 is hereby amended to add the following proviso at the end of such section:

, provided that Customers may make up to $2 million of Capital Expenditures in connection with the opening of the Glencove Location and such Capital Expenditures shall not be counted against the $1 million per Fiscal Year referred to above.

(g)        Schedule 6.13.   Schedule 6.13 is hereby amended to add “Ashley Home Furniture Store” as a trade name used for the Glencove Location.

(h)        Exhibit A.  Exhibit A of the Security Agreement is hereby amended to add the Ashley Assets.

SECTION 2.   Representations and Warranties.  Each Customer hereby represents and warrants to each Vendor and the Agent, on the Amendment Effective Date (as hereinafter defined), as follows:

(a)        After giving effect to this amendment, the representations and warranties set forth in Article 6 of the Credit Agreement, and in each other Credit Document, are true and correct in all material respects on and as of the date hereof and on and as of the Amendment Effective Date (as defined in Section 3) with the same effect as if made on and as of the date hereof or the Amendment Effective Date, as the case may be, except to the extent such representations and warranties expressly relate solely to an earlier date.

(b)        Each Customer is in compliance with all terms and conditions of the Credit Agreement and the other Credit Documents on its part to be observed and performed and no Default or Event of Default has occurred and is continuing.

(c)        The execution, delivery and performance by each Customer of this Amendment have been duly authorized by each Customer, as applicable.

(d)        This Amendment constitutes the legal, valid and binding obligation of each Customer, enforceable against each Customer in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights or by the effect of general equitable principles.

(e)        The execution, delivery and performance by each Customer of this Amendment do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of any Customer or any of its Subsidiaries, by reason of the terms of (i) any contract, mortgage, lease, agreement, indenture, or instrument to which any Customer is a party or which is binding upon it, (ii) any Requirement of Law applicable to any Customer, or (iii) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement of any Customer.

SECTION 3.  Effectiveness.  This Amendment shall become effective only upon satisfaction of the following conditions precedent (the first date upon which each such condition has been satisfied being herein called the “Amendment Effective Date”):

(a)        The Agent shall have received duly executed counterparts of this Amendment which, when taken together, bear the authorized signatures of the Customers, the Agent and the Vendors.

(b)        The Agent shall have received certified copies of resolutions or other action, incumbency certificates and/or other certificates of duly authorized officers of each Customer as the Administrative Agent may require evidencing the identity, authority and capacity of each duly authorized officer authorized to act on behalf of such Customer in connection with this Amendment;

(c)        The Agent and the Vendors shall be satisfied that the representations and warranties set forth in Section 3 of this Amendment are true and correct on and as of the Amendment Effective Date and that no Default or Event of Default has occurred and is continuing on and as of the Amendment Effective Date.

(d)        The Agent shall have received all fees and expenses to be paid by the Customers pursuant to Section 4 of this Amendment.

(e)        There shall not be any action pending or any judgment, order or decree in effect which, in the judgment of the Agent or the Vendors, is likely to restrain, prevent or impose materially adverse conditions upon the performance by any Customer of its obligations under the Credit Agreement or the other Credit Documents.

(f)        The Agent shall have received such other documents, legal opinions, instruments and certificates relating to this Amendment as it shall reasonably request and such other documents, legal opinions, instruments and certificates that shall be reasonably satisfactory in form and substance to the Agent and the Vendors.  All corporate or limited liability proceedings taken or to be taken in connection with this Amendment and documents incidental thereto whether or not referred to herein shall be reasonably satisfactory in form and substance to the Agent and the Vendors.

SECTION 4    Expenses.  The Customers shall pay all reasonable out-of-pocket expenses incurred by Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including, but not limited to, the reasonable fees and disbursements of counsel to the Agent.

SECTION 5    Cross-References.  References in this Amendment to any Section are, unless otherwise specified, to such Section of this Amendment.

SECTION 6    Instrument Pursuant to Credit Agreement.  This Amendment is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

SECTION 7    Further Acts.  Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Amendment.

SECTION 8    Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

SECTION 9    Severability.  In case any provision in or obligation under this Amendment or the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 10 Benefit of Agreement.  This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that no Customer may assign or transfer any of its interest hereunder without the prior written consent of the Vendors.

SECTION 11  Integration.  This Amendment represents the agreement of the Customers, each other Credit Party, the Agent and each of the Vendors signatory hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

SECTION 12  Confirmation.  Except as expressly amended by the terms hereof, all of the terms of the Credit Agreement and the other Credit Documents shall continue in full force and effect and are hereby ratified and confirmed in all respects.

SECTION 13 Credit Documents.  Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Vendors or the Agent under any Credit Document, nor shall they constitute a waiver of any Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the any Credit Document.  Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to by such amendments.  Except as expressly amended herein, the Credit Agreement and the other Credit Documents shall continue in full force and effect in accordance with the provisions thereof.  As used in the Credit Agreement, the terms “Agreement”, “herein”, “hereinafter”, “hereunder”, “hereto” and words of similar import shall mean, from and after the date hereof, the Credit Agreement as amended hereby.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

VENDORS:

CAYE HOME FURNISHINGS, LLC, as a Vendor

By:

Name:  Karl W. Leo

Title:     Chairperson of Board of Managers

CAYE UPHOLSTERY, LLC, as a Vendor

By:

Name:  Karl W. Leo

Title:     Chairperson of Board of Managers

CAYE INTERNATIONAL FURNISHINGS, LLC, as a Vendor

By:

Name:  Karl W. Leo

Title:     Chairperson of Board of Managers

ADMINISTRATIVE AGENT:

CAYE HOME FURNISHINGS, LLC, as Agent

By:

Name:  Karl W. Leo

Title:     Chairperson of Board of Managers

CUSTOMERS:

JENNIFER CONVERTIBLES, INC.

By:

Name:  _______________________________________

Title:     _______________________________________

JENNIFER CONVERTIBLES BOYLSTON MA, INC.

By:

Name:  _______________________________________

Title:     _______________________________________

JENNIFER CHICAGO LTD

By:

Name:  _______________________________________

Title:     _______________________________________

CIPRIANO SQUARE CONVERTIBLES, INC.

By:

Name:  _______________________________________

Title:     _______________________________________

CONTOUR RD CONVERTIBLES, INC.

By:

Name:  _______________________________________

Title:     _______________________________________

ELEGANT LIVING MANAGEMENT, LTD.

By:

Name:  _______________________________________

Title:     _______________________________________

 HARTSDALE CONVERTIBLES, INC.

By:

Name:  _______________________________________

Title:     _______________________________________

JENNIFER ACQUISITION CORP.

By:

Name:  _______________________________________

Title:     _______________________________________

 JAMAICA AVENUE CONVERTIBLES, INC.

By:

Name:  _______________________________________

Title:     _______________________________________

JENNIFER MANAGEMENT III CORP.

By:

Name:  _______________________________________

Title:     _______________________________________

 JENNIFER MEDIA CORP.

By:

Name:  _______________________________________

Title:     _______________________________________

JENNIFER OUTLET CENTER, INC.

By:

Name:  _______________________________________

Title:     _______________________________________

JENNIFER PURCHASING CORP.

By:

Name:  _______________________________________

Title:     _______________________________________

JENNIFER CONVERTIBLES LICENSING CORP

By:

Name:  _______________________________________

Title:     _______________________________________

JENNIFER MANAGEMENT II CORP

By:

Name:  _______________________________________

Title:     _______________________________________

JENNIFER MANAGEMENT IV CORP.

By:

Name:  _______________________________________

Title:     _______________________________________

JENNIFER MANAGEMENT V LTD.

By:

Name:  _______________________________________

Title:     _______________________________________

 JENNIFER CONVERTIBLES NATICK, INC.

By:

Name:  _______________________________________

Title:     _______________________________________

NICOLE CONVERTIBLES, INC.

By:

Name:  _______________________________________

Title:     _______________________________________

NICHOLSON LANE CONVERTIBLES, INC.

By:

Name:  _______________________________________

Title:     _______________________________________

ROUTE 35 CONVERTIBLES, INC.

By:

Name:  _______________________________________

Title:     _______________________________________

 STEWART STREET CONVERTIBLES, INC.

By:

Name:  _______________________________________

Title:     _______________________________________

VALLEY STREAM CONVERTIBLES, INC.

By:

Name:  _______________________________________

Title:     _______________________________________

WASHINGTON HEIGHTS CONVERTIBLES, INC.

By:

Name:  _______________________________________

Title:     _______________________________________

Exhibit 10.2

ASHLEY HOMESTORES, LTD

TRADEMARK USAGE AGREEMENT

This Trademark Usage Agreement (the “Agreement”) dated as of this1st day of November, 2006 (the “Effective Date”), by and between ASHLEY HOMESTORES, LTD., a Wisconsin corporation, with its principal place of business at One Ashley Way, Arcadia, Wisconsin, 54612 (“Licensor”) and Hartsdale Convertibles, Inc., a New York  (“Licensee”), with its principal place of business at 419 Crossways Park Drive, Woodbury, New York, 11797.

RECITALS

Licensor has developed the HomeStore Concept, as defined herein, for the operation of retail furniture stores. An integral part of the HomeStore Concept is the use of the Marks, as defined herein.  Licensor has the right, pursuant to a Trademark License Agreement between Licensor and Ashley Furniture Industries, Inc. (“Owner”), a Wisconsin corporation, to use and authorize others to use the Marks, including the name Ashley Furniture HomeStore.

Licensee will operate a retail furniture store, having a minimum of 32,480square feet of retail floor space, at the Authorized Location, as defined herein, using the name Ashley Furniture HomeStore, the HomeStore Concept and the other Marks after the Effective Date in accordance with the terms and conditions of this Agreement.   Licensee, in operating the Licensed Business (as defined herein), will not display or offer for sale any product or service other than the Trademark Product Line Inventory (as defined herein).  All Ashley Products (as defined herein) will be purchased by Licensee from Owner at Owner’s wholesale prices.  All Accessories (as defined herein) that are not sold by Owner will be purchased by Licensee from manufacturers, suppliers, or distributors listed on the Accessory List (as defined herein).

Licensee has reviewed this Agreement in its entirety with its attorney and other advisors and has evaluated the HomeStore Concept, the financial investment required, and all business risks associated with owning and operating a retail furniture store in accordance with the terms and conditions of this Agreement.

                NOW THEREFORE, for and in consideration of the agreements of the parties set forth below, the parties hereby agree as follows:

1.             DEFINITIONS.  As used in this Agreement:

A.    “Accessories” means (i) non-furniture items such as plants, pictures, rugs, clocks, mirrors, statues, china, bedspreads, pillows, and interior decorations either sold by Licensed Business or used to improve the appearance of the Authorized Location, (ii) mattresses and box springs not manufactured or distributed by Owner, (iii) demonstration models and all promotional materials used by the Licensed Business to promote Ashley Products, (iv) computer software and hardware, and (v) all goods and products which are not Ashley Products (as defined herein) but which bear one or more of the Marks.

B.    “Accessory List” means a list, as amended from time to time by Licensor, of (i) the Accessories that Licensee is required to display and offer for sale at the Licensed Business, (ii) the mattresses and box springs not manufactured or distributed by Owner that Licensee is permitted to display and offer for sale at the Licensed Business, (iii) the demonstration models and all promotional materials Licensee is required to use in the Licensed Business, (iv) the computer software and hardware Licensee is required to use in the Licensed Business, (v) the materials, products, goods, and other property one or more of the Marks may be affixed to, and (vi) the names, addresses, and telephone numbers of the manufacturers, suppliers, and distributors of Accessories who have been approved by Licensor for each accessory.

C.    “Affiliate” means a legal entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Licensor.

D.    “Ashley Products” means furniture, mattresses, lamps, box springs, and Accessories manufactured or distributed by Owner and approved by Licensor for sale under the HomeStore Concept.

E.    “Authorized Location” means the street address of 168 Glen Cove Road, Carle Place, New Yorkat which, by this Agreement, Licensor has authorized Licensee to operate the Licensed Business.

F.    “Confidential Information” means the HomeStore Manual together with (i) the Accessory List, (ii) all Planned Web Site(s) (as defined herein), PISAD Systems (as defined herein) and all Internet-related materials and information including, but not limited to, access codes, identification codes, passwords, log-in identification numbers, and electronic signatures provided by Licensor or Owner to Licensee for use in the Licensed Business, and (iii) all information provided by Licensor to Licensee and marked “Confidential.”

G.    “HomeStore Concept” means the image, technique, design, concept, and business methods developed by Licensor for the retail sale of Ashley Products and Accessories in retail furniture stores authorized to use the name Ashley Furniture HomeStore.  The HomeStore Concept includes, but is not limited to, interior décor, color scheme, design, layout, signage, decorations, furnishings, purchasing methods and procedures, demographic information, computer systems and software, and other information systems, procedures, methods, and techniques that relate to the operation of the Retail Store, as defined herein, and Warehouse, as defined herein.  The HomeStore Concept may, in Licensor’s sole and absolute judgment, be changed, modified, improved, and further developed by Licensor during the Term.

H.    “HomeStore Manual” means all manuals containing rules, guidelines, policies, procedures, trademark usage standards, and other requirements developed by Licensor, as well as all additions and amendments thereto, that Licensee must adhere to in operating the Licensed Business.

I,    “Licensed Business” means the Retail Store and attached warehouse operated by Licensee, at the Authorized Location, utilizing the HomeStore Concept and the Marks, all in accordance with the terms and conditions of this Agreement.

J.    “Licensed Territory” means the geographic area described on Exhibit A.

K.    “Marks” means the trademarks, including the name ASHLEY FURNITURE HOMESTORE, set forth in Exhibit B attached hereto, as may be modified from time to time by Licensor in Licensor’s sole discretion.

L.    “Personal Guarantor” means an individual or  entity that is responsible and liable for any obligations of Licensee under this Agreement.

M.    “Principal Owner” means Jennifer Convertibles, Inc., a Delaware corporation, which is the sole owner of 100% of all shares in Licensee.

N.    “Retail Store” means the interior and exterior of a furniture store having (i) a minimum of 32,480 square feet of retail floor space that is used by Licensee for the sole purpose of displaying Ashley Products and Accessories for resale to retail customers and (ii) attached warehouse space of at least 500 square feet that will be used exclusively for the sole purpose of receiving, storing, and delivering the Trademark Product Line Inventory.  The “retail floor space” shall not include the floor space devoted to offices, hallways, utility rooms, storage spaces, restrooms, warehouse, and preparation, receiving, and repair areas.

O.    “Term” means the period of time during which this Agreement will be in effect and begins on the Effective Date and continues for a period of sixty (60) months thereafter.

P.    “Trademark Product Line Inventory” means the Ashley Products and Accessories approved by Licensor for sale by Licensee, using the HomeStore Concept, at the Authorized Location.

Q,    “Warehouse” means a separate warehouse at a location approved by Licensor that is used for the purpose of receiving, preparing, repairing, scheduling, storing and delivering the Trademark Product Line Inventory and that meets all of the requirements set forth in Exhibit C.

2.             LICENSE.  Licensor hereby grants to Licensee, subject to the terms and conditions of this Agreement, a nonexclusive, limited sublicense to use the HomeStore Concept and the Marks, including the name ASHLEY FURNITURE HOMESTORE, during the Term in connection with the operation of the Licensed Business at the Authorized Location.  Licensee will not relocate or move the Licensed Business from the Authorized Location without Licensor’s prior written approval.

3.             BUSINESS IDENTIFICATION.  Licensee will operate the Licensed Business under the name ASHLEY FURNITURE HOMESTORE and no other name.  In addition, Licensee will use only those Marks, names, logos, and signs, both exterior and interior, that are approved by Licensor for use in the Licensed Business.

4.             RETAIL STORE OPERATION.  Immediately after the Effective Date, Licensor will provide Licensee, through electronic or other means, with a copy of its HomeStore Manual.  Licensor may, at any time, make additions and amendments to the HomeStore Manual.  These HomeStore Manual additions and amendments will be distributed, through electronic or other means, to Licensee at or about the same time they are distributed to other ASHLEY FURNITURE HOMESTORE licensees.

Licensee will keep its copy of the HomeStore Manual current and up to date with contents as made available by Licensor.  If there are any differences between Licensor’s and Licensee’s copies, the terms of the master copy of the HomeStore manual maintained by Licensor will control in all respects.

Licensee will operate the Licensed Business and Warehouse in accordance with the terms and conditions of this Agreement and all rules, guidelines, policies, procedures, trademark usage standards, and other requirements contained in the HomeStore Manual, including all customer service requirements prescribed by Licensor in the HomeStore Manual.

Licensee, in operating the Licensed Business and Warehouse, will pay, on or before the date they become due, all sums due Licensor, Owner, Ashley Distribution Services, Ltd., and all other parties with which Licensee does business.  Licensee acknowledges that Licensee is not obligated under this Agreement or by commercial necessity to purchase any products or services from Licensor or any of its Affiliates, except for the Trademark Product Line Inventory items.

Licensee, in operating the Licensed Business and Warehouse, will make the financial expenditures and time commitments that are necessary to properly install, learn to operate, upgrade, and maintain, at its sole expense, computer hardware and software in accordance with the requirements set forth in the HomeStore Manual.

5.               BEST EFFORTS.  Licensee will use its best efforts to solicit sales of the Ashley Products from the Authorized Location and, in consultation with Licensor, to develop annual sales goals and marketing objectives reasonably designed to assure maximum sales and market penetration of the Ashley Products in the Licensed Territory.

6.               TRADEMARK PRODUCT LINE INVENTORY.  Licensee will at all times purchase, carry, and maintain, in reasonable quantities, the Trademark Product Line Inventory (including alternative fabric selections and swatches) for sale and display.  Licensee will display the Trademark Product Line Inventory in a manner that simulates, as nearly as possible, the consumer’s home environment.  Licensee will purchase from Owner all Ashley Products displayed or held for resale at the Authorized Locations.  Licensee will pay Owner in full for all Ashley Products contained in each shipment on or before the payment date as indicated on each invoice.  Licensee will not, without the written authorization of Licensor, sell, offer for sale, accept offers, or solicit offers for the sale of the Trademark Product Line Inventory from any location other than the Authorized Location.  Licensee will not sell, assign, transfer, or otherwise distribute the Trademark Product Line Inventory to any person or entity in a wholesale manner or in any other manner that would facilitate or permit the further distribution or resale of the Trademark Product Line Inventory in connection with the business of any third party.  Licensee will sell the Trademark Product Line Inventory only at its Authorized Location to retail customers. Moreover, Licensee, in operating the Licensed Business, will not display or offer for sale any product or service other than the Trademark Product Line Inventory.  Licensee agrees to build or acquire additional warehouse space to house the Trademark Product Line Inventory that Licensor reasonably requires Licensee to carry.

7.             ACCESSORIES.  Licensor will periodically provide Licensee with an Accessory List.  Licensee will maintain an inventory of, display, and offer for sale, Accessories in reasonable quantities.  Licensee will only use, display, or offer for sale Accessories that are contained on the Accessory List.  Licensee will purchase Accessories only from Owner or from manufacturers, suppliers, or distributors contained on the Accessory List.  Licensee will not use, purchase, display, or offer for sale Accessories from a manufacturer, supplier, or distributor that is not contained on the Accessory List.

8.             RELATIONSHIP WITH ACCESSORIES MANUFACTURERS. Licensee acknowledges that the terms and conditions of its orders and purchases of Accessories will be agreed to by Licensee and the manufacturer, supplier, or distributor of the products being purchased by Licensee.   Licensor has no obligation or duty of any kind or character whatsoever to procure or assist Licensee in procuring Accessories.  Licensor makes no warranty of any kind or character whatsoever with respect to Accessories and such products will carry only the warranties as the manufacturer thereof extends to Licensee.  Licensee acknowledges and agrees that Licensor may, at its option, (i) revoke its approval of any products previously designated on the Accessory List, and may terminate the designation of any manufacturer, supplier, or distributor as an authorized supplier of Accessories or (ii) modify the Accessory List to include new products and manufacturers, suppliers, or distributors as an authorized supplier of Accessories.

Licensee shall purchase Accessories from approved suppliers unaffiliated with Licensor or Owner, with the exception of Accessories items purchased from Licensor or Owner at wholesale price for resale by Licensee at the Authorized Location.

9.           MARKS OWNERSHIP AND USE. Licensee acknowledges and understands that Owner is the owner of the Marks and that Licensor has obtained from Owner the right to use the Marks and to sublicense the use of the Marks.  Licensee’s right to use the Marks, including the name ASHLEY FURNITURE HOMESTORE, is derived solely from this Agreement and is limited to conducting the Licensed Business by Licensee pursuant to and in compliance with this Agreement and all applicable standards, specifications, operating procedures, and other requirements prescribed by Licensor from time to time. Every use or display of the Marks by Licensee will include the federal registration symbol (the letter “R” enclosed within a circle (“®”)) if the mark is registered with the United States Patent and Trademark Office, or will otherwise include the superscript “TM,” and will be in accordance with Licensor’s logo style guidelines as amended from time to time, the current version of which is set forth in the HomeStore Manual.  Licensee will not (i) use the Marks, including the name ASHLEY FURNITURE HOMESTORE, or any similar trademarks or trade names, in a way that is likely to lead a third person to believe that Licensee is in any way authorized to contract for, bind, or commit Licensor or Owner in any manner whatsoever; (ii) use the Marks or any portion thereof as part of its firm, corporate or other legal entity name; (iii) use the Marks, except as provided in Section 16, on the Internet or in another on-line communication system or network or in any electronic data exchange system; (iv) use any trademark or trade name of which Licensor disapproves; or (v) register or attempt to register any of Licensor’s or Owner’s trademarks in Licensee’s name or in any other person’s name.  Any unauthorized use of the Marks by Licensee is a breach of this Agreement and constitutes trademark infringement and entitles Licensor to injunctive relief as specified in Section 29.  Licensee’s use of the Marks and any goodwill established by Licensee’s use will inure to the exclusive benefit of Owner and Licensee hereby assigns such goodwill to Owner and will execute any additional documents necessary to effectuate such assignment.  Licensee will not contest the validity or ownership of any of the Marks or assist any other person in contesting the validity or ownership of the Marks. Notwithstanding anything contained herein to the contrary, Licensor and Owner make no representations, warranties, or guarantees to Licensee concerning the enforceability or use of the Marks in any particular trade area.  Licensor and Owner further make no representations, warranties, or guarantees of any kind that the Marks, or any registrations or use thereof, do not infringe on the rights of any third person and Licensee hereby waives any actions or claims for, and releases Licensor and Owner from any liability for, any losses, expenses, costs, or damages arising from or in any way relating to Licensee’s use of the Marks.

10.           NOTICE OF INFRINGEMENT. Licensee will immediately notify Licensor and Owner upon Licensee’s becoming aware of (i) any improper use of the Marks; (ii) any person or entity using, without Licensor’s or Owner’s authorization, any of the Marks, or a confusingly similar trademark; or (iii) any person or entity alleging that Licensee’s, Licensor’s, or Owner’s use of the Marks is unlawful, improper, or infringes on any trademark, right, or claimed privilege of a third party.  Licensee will, at its expense, cooperate with Licensor and Owner in investigating and responding to any claim made by a third party that arises, either directly or indirectly, from Licensee’s use of any of the Marks.  Provided Licensee is only using the Marks in the manner prescribed in the HomeStore Manual and gives Licensor and Owner the notice referred to above, Licensor will indemnify Licensee and its officers, directors, shareholders, partners, members, agents, employees and assigns and will defend and hold harmless Licensee from all actions, claims, liabilities, damages, and expenses, including reasonable attorneys’ fees, for trademark infringement resulting from Licensee’s use of the Marks.

11.             LITIGATION.   In the event any person or entity improperly uses or infringes the Marks, Licensor or Owner will control all litigation and will determine whether suit shall be instituted, prosecuted, or settled, the terms of settlement, and whether any other action will be taken.  Licensee will, at its expense, cooperate with Licensor and Owner in any claim, action, or proceeding that affects any of the Marks.

12.            SUBSTITUTIONS.  If there is a claim by any party that its rights to use any of the Marks are superior to the rights of Owner and if Licensor or Owner determines the claim is legally meritorious, then upon receiving written notice from Licensor, Licensee will, at its expense, immediately make such changes and use such modifications or substitutions to the Marks as may be required by Licensor.  Licensee will not make any other changes or substitutions whatsoever in or to the use of the Marks unless directed by Licensor in writing. Licensee acknowledges and agrees that Licensor has the right to modify, replace, or discontinue use of any of the Marks at any time, according to Licensor’s sole discretion, and Licensee agrees to comply, in a timely manner, with such changes and substitutions at Licensee’s expense.

13.           COMPLIANCE WITH THE LAW.  Licensee will secure and maintain in force all required licenses, permits, and certificates relating to the operation of the Licensed Business and will operate the Licensed Business in full compliance with all applicable laws, ordinances, regulations and guidelines, including without limitation, the Federal Trade Commission Guidelines for the Household Furniture Industry and all government regulations relating to occupational hazards and health, the Americans with Disabilities Act (ADA), consumer protection, trade regulations, workers’ compensation, and unemployment insurance.  Licensee will be solely responsible for withholding and paying federal and state income taxes, social security taxes, sales and use taxes, and property taxes associated with operating the Licensed Business and employing people in the Licensed Business.

14.           SCOPE; LICENSED TERRITORY.  Licensor will not, during the Term, grant another license for, or operate for its own account or through an Affiliate, another retail furniture store using both the HomeStore Concept and the name “Ashley Furniture HomeStore” within the Licensed Territory, although the Licensed Territory may be modified as set forth in Section 15.  The Licensed Territory granted under this Agreement is the only territorial protection granted to Licensee and does not in any way expressly or implicitly grant any other area, market, territorial, or development rights to Licensee or restrict Licensor or Owner in any way in the manner in which Licensor or Owner may conduct or operate their respective businesses outside of the Licensed Territory.  Furthermore, subject to the protection set forth in the first sentence of this Section 14, Owner and Licensor retain the right to engage in or conduct their businesses both within and outside the Licensed Territory during and after the Term, directly or through their Affiliates or third parties, including without limitation (i) the operation of the same or similar businesses selling the same or similar products (including the Trademark Product Line Inventory) as the Licensed Business, and (ii) the sale and distribution of products (including the Trademark Product Line Inventory) (a) to or through other furniture distributors and retailers or other distributors and retailers who feature furniture as a component of their business, and (b) through any other channel or method of distribution, including without limitation the Internet, the PISAD System (as defined herein), other on-line communications systems or networks, or through any electronic data exchange system.  Licensee acknowledges and agrees that these businesses, distributors, retailers, and other channels of distribution will be competing with Licensee for customers and may be selling the Trademark Product Line Inventory using the Marks or other trademarks owned or licensed by Owner or Licensor.

15.           CHANGES IN LICENSED TERRITORY.  The parties acknowledge that, during the Term, business, economic, or demographic changes in the Licensed Territory are likely to occur.  These changes may make it advantageous, for various reasons, including increasing the sales and market penetration of the Trademark Product Line Inventory, to open another retail furniture store using the HomeStore Concept within the Licensed Territory.  If Licensor decides, in its sole judgment, to grant a license for, or to operate for its own account or through an Affiliate, another Ashley Furniture HomeStore (the “Additional Ashley Furniture HomeStore”) within the Licensed Territory, Licensor will notify Licensee.  Licensee will have ninety (90) days from the date of the notice to notify Licensor in writing if Licensee desires to open an Additional Ashley Furniture HomeStore within the Licensed Territory.  Licensor will consent to Licensee’s opening an Additional Ashley Furniture HomeStore, provided that all of the following conditions have been fully satisfied:

A.            Licensee is in compliance with all of the terms and conditions of this Agreement;

B.            Licensee demonstrates to Licensor’s satisfaction that Licensee has the financial ability to operate the Additional Ashley Furniture HomeStore;

C.            Licensee agrees to enter into and abide by all agreements required by Licensor including, but not limited to Licensor’s then-current form of license or other agreement authorizing the use of the Marks and the HomeStore Concept;

D.            Principal Owner agrees to execute the then-current form of personal guaranty used by Licensor, Owner and the Affiliates of Licensor and Owner;

E.             Licensee has, in a timely manner, fully paid and satisfied all of Licensee’s obligations to Licensor, Owner, Ashley Distribution Services, Ltd., and any other third parties who have sold products to or otherwise conducted business with Licensee; and

F.             Licensee agrees in a written document, the form and content of which will be determined by Licensor, to have the Additional Ashley Furniture HomeStore fully completed and open for business within twelve (12) months of the date Licensee is notified that (i) it meets all of the criteria set forth above, and (ii) it is authorized to open the Additional Ashley Furniture HomeStore.

If Licensee is unable, in Licensor’s sole judgment, to satisfy fully any of the conditions enumerated above, Licensee’s request to open an Additional Ashley Furniture HomeStore will be denied automatically and Licensor will be free (without compensation to or protest by Licensee) to (i) grant an additional license for, or to operate for its own account or through an Affiliate, the Additional Ashley Furniture HomeStore in the Licensed Territory, and (ii) reduce the Licensed Territory under this Agreement as Licensor determines necessary to reflect the business, economic, or demographic changes in the Licensed Territory as affected by the opening of the Additional Ashley Furniture HomeStore.  Licensor will notify Licensee in writing of the revised Licensed Territory and of the date on which the revision will take effect.

16.           INTERNET SALES AND WEB SITE PARTICIPATION.

A.        Web Sites.  Licensee is prohibited, except as provided in this Section of the Agreement, from selling or advertising Ashley Products using the Internet, other on-line communication systems or networks, or any electronic data exchange system.  Licensee is further prohibited, except as provided in this Section of the Agreement, from using the Marks on the Internet or other on-line communication system or network or in any electronic data exchange system.  Owner has developed and Licensor is in the process of developing one or more Internet sites on the World Wide Web (collectively the “Web Site(s)”).  Additional Web sites may be developed and implemented by Owner or Licensor (collectively the “Planned Web Sites”).  The purposes of the Web Site(s) and the Planned Web Sites (the “Web Site Purposes”) include (i) providing potential retail consumers of Ashley Products the opportunity to review all products contained within the term “Ashley Products” as it is defined in this Agreement; (ii) providing potential consumers of Ashley Products with information concerning retail stores near their home, where they can view and purchase the Ashley Products in which they are interested; (iii) providing answers to questions asked by retail consumers concerning current availability of Ashley Products, the availability and coverage of warranties, and other relevant questions relating to consumer satisfaction, and the sale and distribution of Ashley Products; and (iv) providing a method of business-to-business communication between Owner and Licensee and between Licensor and Licensee.  To achieve the Web Site Purposes, Licensee will be given the opportunity to participate on the Web Site(s) or Planned Web Sites or both during the Term, at its own expense and according to policies, procedures, guidelines, and rules as established by Owner or Licensor from time to time, pertaining to the content and operation of the Web Site(s) or Planned Web Sites or both.  Licensor retains all rights relating to the Web Site(s) and the Planned Web Sites, including the right to alter or terminate the use of such media.

B.        Product Information, Sales and Delivery System.  It is understood and agreed that Licensor or Owner, acting individually or collectively, may establish, from time to time and in the sole and exclusive judgment of Licensor and Owner, policies, procedures, guidelines, and rules for the sale and distribution of Ashley Products using the Internet, other on-line communication systems or networks, or any electronic data exchange system, and at retail prices determined by Owner (the “Product Information, Sales and Delivery System,” hereinafter the “PISAD System”).   While the PISAD System may utilize the Web Site(s) and the Planned Web Sites, the PISAD System is separate and distinct from the Web Site(s) and Planned Web Sites.  Licensor retains all rights relating to the PISAD System, including the right to alter or terminate its use.  Owner will use the PISAD System to sell Ashley Products, at retail prices determined by Owner, in the Licensed Territory and may or may not request Licensee to provide delivery and other services to customers in or within a reasonable distance of the Licensed Territory; provided that, prior to Owner requesting Licensee to provide delivery or other services, Owner and Licensee agree on the amount Owner will pay Licensee to reimburse Licensee for those reasonable costs that are directly related to the delivery and other services Licensee is being requested to provide.  Notwithstanding the foregoing, Owner may provide delivery and other services to customers in the Licensed Territory who purchase or have purchased Ashley Products.

17.           NO ASSURANCES.  Licensee acknowledges and agrees that Licensor’s acceptance of the Authorized Location shall not be deemed as constituting a guarantee, recommendation, warranty, representation, or assurance by Licensor that the Authorized Location is capable of supporting a successful retail furniture store.

18.           APPEARANCE OF LICENSED BUSINESS.  The interior and exterior décor and visual image of the Retail Store, including signage, must be created and maintained in accordance with the HomeStore Concept and all requirements set forth in the HomeStore Manual.  Additionally, the equipment, fixtures, furnishings, and signage at the Authorized Location as well as the design, appearance, size, and layout of the Retail Store must be created and maintained in accordance with the HomeStore Concept and all requirements set forth in the HomeStore Manual.  Licensor’s determination of whether Licensee is, at any time, in compliance with the requirements contained in this paragraph will be conclusive and binding on the parties to this Agreement.

In performing construction work, renovation, remodeling, or repair to the Retail Store, Warehouse, or any part of the premises occupied by the Licensed Business, Licensee will comply with all federal, state and local laws, ordinances, rules, regulations, building codes, licenses, permits, and all other legal and regulatory requirements (hereinafter collectively called the “Laws”).

Licensee will immediately notify Licensor upon Licensee’s receiving any complaint, claim, or other notice alleging a failure by Licensee to comply with any one or more of the Laws.

19.           LICENSOR’S RIGHT OF INSPECTION. Licensor and its authorized agents will have the right to enter the Licensed Business at all reasonable times for the purpose of inspecting the conditions, types, quantities, and displays of Trademark Product Line Inventory on hand, the condition, upkeep and repair of the premises and equipment, the quality of customer service rendered, the general manner or method of operating the Licensed Business, Licensee’s books and records, Licensee’s use of the Marks and Licensee’s compliance with the terms and conditions of this Agreement and the HomeStore Manual. If Licensor determines that Licensee has failed to operate its Licensed Business in accordance with the terms and conditions of this Agreement and the HomeStore Manual, Licensor will notify Licensee in accordance with Section 27(M).

20.           ALTERATION OF ASHLEY PRODUCTS AND NAMES.  Licensee will not make any alterations to, or modifications of, any Ashley Products sold by it.  In addition, all Ashley Products will be advertised and sold only under such Marks or other names and designations as Licensor or Owner specify from time to time, in writing.  Unless otherwise authorized by Licensor in writing, Licensee will not promote, advertise, or sell any Accessories using all or any portion of any name, trademark, or other identifications identifying the manufacturer thereof.

21.           WARRANTY OF ASHLEY PRODUCTS.  Licensor makes no warranties or representations, whether express or implied, with respect to the Trademark Product Line Inventory items except such warranty as shall from time to time be Owner’s or the other manufacturer’s standard warranty with respect to each Trademark Product Line Inventory item in question.  At the time each Trademark Product Line Inventory item is delivered to Licensee, Owner or the other manufacturer shall be deemed to have warranted each Trademark Product Line Inventory item in the manner and to the extent set forth in Owner’s or the other manufacturer’s warranty applicable thereto.  In connection with each sale of a Trademark Product Line Inventory item, Licensee will pass Owner’s or the other manufacturer’s warranty on to Licensee’s customers.  Licensee agrees to make no other promise, representation, or warranty of any kind or character whatsoever, express or implied, with respect to a Trademark Product Line Inventory item except Owner’s or the other manufacturer’s warranty applicable thereto.  Licensor and Owner will have no liability or obligation to Licensee or any other person that arises directly or indirectly from additional promises, representations, or warranties made by Licensee or any employee or agent of Licensee, that extend, enhance, or modify any warranty given by Owner for Ashley Products.  In this regard, Licensee will defend, indemnify, and hold Licensor and Owner harmless from any and all claims, demands, proceedings, or actions of any kind or character arising in any manner whatsoever from any additional promise, representation, or warranty made by Licensee or any agent or employee of Licensee.  UNDER NO CIRCUMSTANCES SHALL LICENSOR OR OWNER BE LIABLE IN ANY MANNER WHATSOEVER FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES SUSTAINED BY LICENSEE DUE TO ANY DEFECT IN, OR FAILURE OF QUALITY OF, ANY TRADEMARK PRODUCT LINE INVENTORY ITEM.  Licensee further acknowledges and agrees that Owner’s or the other manufacturer’s liability under its warranties is conditioned upon Owner or the other manufacturer being provided with such information as it may request in order to determine to its satisfaction that a breach of warranty has occurred, which may include, among other things, return of the allegedly defective item to Owner or the other manufacturer for its inspection.  THE WARRANTIES DESCRIBED HEREIN SHALL BE THE ONLY WARRANTIES MADE BY OWNER AND OTHER MANUFACTURERS WITH RESPECT TO THEIR PRODUCTS AND SHALL BE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES EXPRESSED OR IMPLIED, INCLUDING ANY AND ALL OTHER WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT OTHERWISE IMPLIED BY LAW.  OWNER HAS EXPRESSLY RESERVED THE RIGHT TO CHANGE, AMEND OR ABOLISH ANY WARRANTIES IT MAY FROM TIME TO TIME MAKE WITH RESPECT TO ANY ASHLEY PRODUCT.

22.           PERFORMANCE OF WARRANTY WORK. Licensee will, as requested by Owner, perform all warranty service work that has been pre-approved by Owner and is covered by Owner’s standard warranty on Ashley Products.  Licensee will follow the procedures established by Owner when providing or performing warranty service work on Ashley Products and in dealing with customer warranty claims.  Licensee acknowledges that Owner will only reimburse Licensee for costs or charges, that have been pre-approved by Owner, which Licensee incurs in performing warranty work covered by Owner’s standard warranty for Ashley Products.

23.           ADVERTISING.

A.            Advertising Campaigns.  During the Term, Licensor and Owner may initiate advertising campaigns to promote the sale of Ashley Products. Licensee’s participation in these advertising campaigns is optional.  If Licensee elects to participate in advertising campaigns initiated by Licensor or Owner, Licensee will be solely and exclusively responsible for obtaining and preparing all advertisements and advertising materials, and for all costs Licensee incurs by participating in these advertising campaigns.  Notwithstanding the foregoing, with respect to any such advertising campaign, Licensor or Owner may, but will not be obligated to, assist Licensee by providing advertisements or advertising materials, at no cost to Licensee, to be used in connection with the advertising campaign.

B.            Licensee’s Advertising. Licensee will regularly advertise and actively promote the Licensed Business and the sale of Ashley Products during the Term.  All such advertising and promotion will be planned, designed, programmed, or distributed by Licensee and Licensee will be solely and exclusively responsible for all content, costs and expenses associated therewith.  Any payments for said costs and expenses will be paid to third parties and not to Licensor or Owner.  Licensee agrees to obtain Licensor’s prior written approval of Licensee’s use of one or more of the Marks in any advertising or other promotional material not developed by Owner or Licensor.

24.           REPORTS.  Licensee, at its expense, will submit to Licensor within forty-five (45) days after the end of each fiscal quarter, financial reports, including balance sheets and income statements, with respect to the preceding fiscal quarter in the form and content required by Licensor.  Licensee will also submit to Licensor within ninety (90) days after the end of Licensee’s fiscal year, an income statement for the fiscal year and a balance sheet for the last date of the year, all prepared in accordance with generally accepted accounting principles.  Upon Licensor’s request, the annual statements will be prepared and reviewed by an independent certified public accountant, properly and accurately reflecting Licensee’s results of operation and financial condition for the period and at the date indicated therein.  Licensor reserves the right to require Licensee to submit, on a consistent basis, certified financial statements, prepared in accordance with generally accepted accounting principles.  Licensee will prepare and submit, to Licensor, any additional reports requested by Licensor during the Term.

25.           PERSONAL GUARANTEES. Principal Owner must be a Personal Guarantor.  Personal Guarantor acknowledges and agrees that it is directly responsible and liable for all obligations, responsibilities, liabilities, covenants, and agreements of Licensee under this Agreement or otherwise arising out of, or in connection with, the operation of the Licensed Business (collectively, “Licensee Obligations”) regardless of whether the term “Personal Guarantor” is specifically referenced in this Agreement in connection with a Licensee Obligation.  Personal Guarantor will sign (i) the personal guaranty form attached to this Agreement, (ii) the continuing guaranty form attached to this Agreement, or (iii) if Licensor requires a different personal guaranty or continuing guaranty form, the personal guaranty or continuing guaranty form then required by Licensor.

26.           INSURANCE.  Licensee will procure at its own expense and maintain in full force and effect during the Term, insurance policies protecting Licensee, Licensor, Owner, their Affiliates, and their, officers, directors, shareholders, partners, members, agents, and employees, against any loss, liability, damages for bodily injury, property damage, personal injury, and all expenses whatsoever arising from or occurring upon or arising directly or indirectly from the operation of the Licensed Business.  Licensor and Owner will be named as additional named insureds in the policies obtained by Licensee to insure the operation of the Licensed Business at the Authorized Location.  The policies will be purchased by Licensee no later than the Effective Date.  The policies will be issued by insurance companies satisfactory to Licensor in accordance with standards and specifications set forth in the HomeStore Manual or otherwise in writing, and will include at a minimum, the following coverages (except as additional coverage and higher policy limits may reasonably be specified for all licensees, from time to time, by Licensor in the HomeStore Manual or otherwise in writing):

(i)            Commercial Liability Insurance including premises liability, products liability, and contractual liability for bodily injury, property damage, and personal injury coverages, with a per occurrence limit of at least one million dollars ($1,000,000), a products/completed operations aggregate limit of at least one million dollars ($1,000,000) and a general aggregate limit of at least two million dollars ($2,000,000);

(ii)           Automobile Liability Insurance covering all owned, hired and non-owned vehicles, for bodily injury, property damage,  uninsured motorists and underinsured motorists coverages, with a combined single limit of at least one million dollars ($1,000,000) for any one loss or accident; and

(iii)          Workers’ Compensation and Employer’s Liability Insurance, as well as all other insurance as may be required by statute or rule of the state in which the Licensed Business is located and operated.

The insurance afforded by the policy or policies respecting liability will not be limited in any way by reason of any insurance maintained by Licensor or Owner.  A certificate of insurance showing compliance with the foregoing requirements will be furnished by Licensee to Licensor within thirty (30) days of the Effective Date.  The certificate will state that said policy or policies will not be canceled, nonrenewed, or materially altered without at least thirty (30) days’ prior written notice to Licensor and will reflect proof of payment of premiums.  Maintenance of the insurance and the performance by Licensee of the obligations under this Section 26 will not relieve Licensee of liability under the indemnity provision set forth in Section 36.  Licensor may modify the minimum limits required above from time to time, as conditions require, by written notice to Licensee.  Should Licensee not procure and maintain the insurance coverages as required by this Agreement, Licensor will have the right and authority (without, however, any obligation) to procure the above-referenced insurance coverages immediately and to charge the cost of procuring the insurance to Licensee.  The cost of procuring the insurance will be payable by Licensee immediately upon notice.

27.           DEFAULT.  The occurrence of any one or more of the following events shall constitute an event of default (“Event of Default”):

A.        Licensee becomes insolvent or generally does not pay its debts as they mature or applies for, consents to, or acquiesces in the appointment of a custodian, trustee or receiver of Licensee or for real or personal property used by Licensee in the Licensed Business or, in the absence of such application, consent, or acquiescence, a custodian, trustee, or receiver is appointed for Licensee or for any real or personal property used in the Licensed Business and is not discharged within sixty (60) days;

B.        Any bankruptcy, reorganization, debt arrangement, or other proceeding under any bankruptcy or insolvency law is instituted against Licensee, has been consented to or acquiesced in by Licensee, or remains undismissed for sixty (60) days, or an order for relief has been entered against Licensee, or Licensee takes any action to approve institution of, or acquiescence in, such a proceeding;

C.        Any dissolution or liquidation proceeding is instituted by or against Licensee and, if instituted against Licensee, is consented to or acquiesced in by Licensee or remains for sixty (60) days undismissed, or Licensee takes any action to approve the institution of, or acquiescence in, such a proceeding;

D.        Licensee misuses or makes an unauthorized use of one or more of the Marks or commits any act that, in the judgment of Owner or Licensor, impairs or detracts from any one or more of the Marks or the goodwill associated with any of the Marks;

E.        Licensee abandons the Licensed Business or fails or refuses to keep the Licensed Business open for business during those business days when other furniture and retail stores within a 50-mile radius of the Licensed Business are open for business;

F.        Any representation or warranty made by Licensee herein or in any agreement, certificate, financial statement, or other statement furnished to Licensor proves to be false or misleading in any material respect as of the date on which the same was made;

G.        Licensee fails to pay when due, all amounts due Licensor, Owner, or Ashley Distribution Services, Ltd.;

H.        Licensee fails to pay when due, any amounts due any third party with which Licensee does business or any federal, state or municipal government (including all applicable federal and state taxes), unless (i) Licensee contests in good faith, by appropriate proceedings promptly initiated and diligently conducted, the validity of the tax or other amounts claimed due and (ii) creates reserves or other provisions that are required by generally accepted accounting principals;

I.        Licensee fails to comply with Sections 30 or 36;

J.        A judgment or judgments for the payment of money in excess of $10,000 in the aggregate is rendered against Licensee and such judgment or judgments remain unsatisfied, unstayed and unbonded for a period of sixty (60) days after the date such judgment or orders are required to be paid;

K.        Principal Owner, Licensee or any of Licensee’s supervisors, managers, directors, or officers is convicted of, or pleads guilty or no contest to, (i) a charge of violating any law relating to any Licensed Business, or (ii) any felony that, in the judgment of Owner or Licensor, impairs or detracts from any one or more of the Marks, the goodwill associated with any of the Marks or any Licensed Business;

L.        Licensee or Principal Owner willfully deceives customers relative to the source, nature or quality of goods sold; or

M.        Licensee fails to comply with any agreement, covenant, condition, provision, or term contained in this Agreement or the HomeStore Manual (and such failure does not constitute an Event of Default under any of the other provisions of this Section 27) and such failure continues for thirty (30) calendar days after notice thereof shall have been given by Licensor or Owner to Licensee, provided, however, that if any such non-compliance cannot, with diligence, be cured within such thirty (30) day period, and if Licensee has proceeded with diligence and continues to proceed with diligence to cure such default, the time permitted under this subparagraph (M) will be extended as required to cure such default with diligence, but in no event shall such extension exceed an additional fifteen (15) days.

28.           REMEDIES.  If any Event of Default described in Section 27 shall occur, Licensor shall have the right to immediately terminate this Agreement.  Upon Licensor’s termination of this Agreement, all of Licensee’s rights and privileges under this Agreement, including but not limited to Licensee’s rights to (i) use the Marks, (ii) operate the Licensed Business, (iii) participate in the Web Site(s) or Planned Web Sites or both, and (iv) participate in any Internet program established by Licensor or Owner, shall be immediately terminated.

At the end of the Term or upon Licensor’s termination of this Agreement, whichever occurs first, Licensee shall immediately perform all of its obligations under Section 32.

The parties acknowledge that if Licensee fails or refuses to fully and timely perform any term, condition, covenant, or obligation to be performed by it under this Agreement (herein collectively called “Licensee Breach”), that Licensor and Owner will suffer irreparable harm that cannot be adequately compensated in damages in an action of law.  Therefore, in the event of a Licensee Breach, Licensor will be entitled, without proof of damages, to immediate injunctive relief (including, but not limited to, a temporary restraining order, temporary injunction and permanent injunction, all without bond), restraining Licensee from committing or continuing to commit a Licensee Breach.  Notwithstanding anything contained herein to the contrary, this Section will not be construed to limit Licensor’s rights to pursue any other remedy or relief available under this Agreement or otherwise available.  Licensee further agrees that Licensor’s pursuit of any remedy under this Agreement or otherwise available will not constitute an election of remedies by Licensor, and Licensor will be allowed to split its claims against Licensee, both legal and equitable, in separate and cumulative actions.   Therefore, Licensee agrees that Licensor’s right to an injunction will not limit Licensor’s rights to any other remedies, including damages.  Furthermore, Licensee agrees that if Licensor prevails in any suit or proceeding to enforce its rights under this Agreement, then Licensee will indemnify Licensor for all expenses incurred by Licensor in such suit or proceeding, including reasonable attorneys’ fees

29.           INJUNCTIVE RELIEF.  If Licensee breaches or threatens to breach any provision of this Agreement, Licensor or Owner will be entitled to an injunction, without bond, in accordance with Section 39(G).

30.           ASSIGNMENT.  Licensee will not assign, transfer, mortgage, encumber, lease, or sublicense this Agreement, the right to use the Marks, or any interest in the Marks, or allow anyone not a party to this Agreement to use the Marks, without the prior written consent of Licensor.  Any assignment in contravention of this Section 30 will be void.  Any assignment without Licensor’s consent will constitute a default under this Agreement and will confer no rights or interest under this Agreement to any other party.  Licensor has the right, without limitation, to condition any consent to a transfer proposed by Licensee upon: (i) the proposed assignee’s satisfaction, in Licensor’s sole judgment, of such financial, training and business experience (including relevant experience in the operation of one or more retail furniture stores) requirements as established from time to time by Licensor; (ii) Licensee’s full satisfaction of all of Licensee’s monetary obligations to Licensor and/or Owner; and (iii) Licensee, Personal Guarantor(s) and all persons or entities having any ownership in Licensee signing a document, in the form and content prescribed by Licensor, releasing Licensor, Owner, Ashley Distribution Services, Ltd., and their subsidiaries and affiliates (herein collectively called the “Released Parties”), as well as the Released Parties’ officers, directors, and employees, from any and all claims, causes of action, demands, damages and liabilities of any kind, nature or description whatsoever, known or unknown, that Licensee or Personal Guarantor(s) may have as of the date said release is signed, against the Released Parties or any of the Released Parties’ officers, directors or employees.  Licensor reserves the right to assign or transfer unilaterally its interest in this Agreement, including all rights and obligations arising hereunder, without Licensee’s approval or consent.  Any assignment or transfer by Licensor will inure to the benefit of Licensor’s successors and assigns.  Licensor will provide Licensee with written notice of any such assignment or transfer.

31.           RENEWAL.  Licensee shall have no right to renew this Agreement upon expiration of the Term.  However, upon expiration of the Term, if Licensee has not previously entered into, renewed, or extended any agreements that permit Licensee to use the Marks and HomeStore Concept beyond the first term of Licensee and Licensor’s original agreement licensing the Marks and HomeStore Concept, then Licensee will have the right to enter into Licensor’s then-current form of a non-exclusive, limited sublicense or other agreement authorizing the use of the Marks and the HomeStore Concept at the Authorized Location for a term of sixty (60) months (the “New Agreement”), commencing immediately following expiration of the Term,  provided Licensee has fulfilled, to Licensor’s satisfaction, each of the following conditions precedent before the end of the Term:

A.    Licensee gives Licensor written notice of Licensee’s intent to enter into the New Agreement at least twelve (12) months but no more than fifteen (15) months before the end of the Term;

B.    Licensee signs the following documents within thirty (30) days after their delivery to Licensee: (i) the New Agreement and (ii) all other agreements, legal instruments and documents then used by Licensor to grant the sublicense referred to herein.   The New Agreement, other agreements, legal instruments and documents referred to herein, may vary materially from this Agreement and other agreements, legal instruments and documents currently in use by Licensor.  The relationship between Licensor and Licensee during the term of New Agreement will be controlled by the terms and conditions of the New Agreement, except that any renewal provisions in the New Agreement and in any other agreements, legal instruments and documents will not apply, and Licensee shall have no right to renew or extend its sublicense following the expiration or termination of the New Agreement;

C.    Principal Owner executes the then-current form of personal guaranty used by Licensor, Owner and the Affiliates of Licensor and Owner within thirty (30) days after delivery to Licensee’s owners;

D.    During the Term, Licensee has complied with all of the terms and conditions of (i) this Agreement, including but not limited to, the obligation to pay when due all monetary obligations to Licensor, Owner, Ashley Distribution Services, Ltd., or any third parties with whom Licensee has done business, (ii) the HomeStore Manual, (iii) any agreements, legal instruments or documents between Licensee and Licensor, Owner or any of Licensor’s or Owner’s respective affiliates or subsidiaries, and (iv) any agreements, legal instruments or documents between Licensee and Owner or between Licensee and any of Licensor’s or Owner’s affiliates or subsidiaries;

E.    Licensee provides written proof to Licensor that Licensee has the legal right to use and operate a Retail Store at the premises of the Authorized Location during the term of the New Agreement;

F.    Prior to termination of the initial Term, Licensee makes, at its expense, capital expenditures as may be necessary to remodel, modernize, redecorate, equip and refurnish the Licensed Business so that the interior and exterior décor, visual image, equipment, computer hardware and software, fixtures, furnishings, and signage, as well as the design, appearance, size, and layout of the Licensed Business meet Licensor’s approval;

G.    Licensee is in compliance with the then-current training requirements of Licensor; and

H.    Licensee, Personal Guarantor(s) and all persons or entities having any ownership in Licensee have signed a document, in the form and content prescribed by Licensor, releasing Licensor, Owner, Ashley Distribution Services, Ltd., and their subsidiaries and affiliates (herein collectively called the “Released Parties”), as well as the Released Parties’ officers, directors and employees, from any and all claims, causes of action, demands, damages and liabilities of any kind, nature or description whatsoever that Licensee or Personal Guarantor(s) may have as of the date said release is signed, against the Released Parties or any of the Released Parties’ officers, directors or employees.

Licensor’s determination of whether Licensee has complied with the conditions precedent contained in this Section 31 will be conclusive and binding on the parties to this Agreement.

32.           LICENSEE’S OBLIGATIONS UPON EXPIRATION OR TERMINATION.  Upon expiration or termination, this Agreement and all rights granted to Licensee under this Agreement will immediately terminate, and

A.            Licensee will immediately cease to operate the Licensed Business and will not thereafter, directly or indirectly, represent to the public or hold itself out as a present or former licensee of Licensor or Owner;

B.            Licensee will immediately and permanently cease to use the Marks and any name, service mark, or trademark confusingly similar to one or more of the Marks;

C.            Licensee will immediately and permanently cease to use any distinctive forms, slogans, signs, symbols, logos, or devices associated with the Marks, the HomeStore Concept, Licensor or  Owner;

D.            Licensee will immediately and permanently remove or obliterate, at Licensee’s expense, all signs containing any of the Marks, and/or sell to Licensor such of the aforesaid signs as Licensor may request, at Licensee’s original cost minus a reasonable allowance for depreciation, wear and tear, and obsolescence;

E.             Licensee will cease to use and, at its expense, will (i) immediately return to Licensor, all advertising materials, stationery, forms, and all other materials and articles that display one or more of the Marks or (ii) at Licensor’s request, and under Licensor’s supervision, destroy all advertising materials, stationery, forms, and all other materials and articles that display one or more of the Marks;

F.             Licensee shall immediately transfer, assign, and convey to Licensor, or Licensor’s designee, any service mark or trademark used by Licensee in operating the Licensed Business;

G.            Licensee will immediately return all Confidential Information together with all copies thereof to Licensor;

H.            Licensee will continue to keep and maintain the confidentiality of all Confidential Information;

I.              Licensee will immediately assign, transfer, and convey to Licensor all telephone and facsimile transmission numbers used by the Licensed Business;

J.             Licensee will immediately assign, transfer, and convey to Licensor all domain names used, owned, licensed, or registered by Licensee in connection with the Licensed Business;

K.            Licensee will immediately terminate participation in the Web Site(s) and Planned Web Sites;

L.             Licensee will immediately pay Owner and Licensor all sums due to Owner and Licensor from Licensee, without set-off or diminution on account of unliquidated claims against Licensor or Owner; and

M.           Licensee will immediately take all actions and execute any and all documents, agreements and assurances as may be necessary or desirable, as determined by Licensor in its sole discretion, to fully carry out and consummate Licensee’s obligations under this Section 32.

Upon the termination or expiration of this License, and within thirty (30) days thereafter, Licensee will permit Licensor, Owner and their respective employees and agents to enter the Retail Store, Warehouse, and all other premises occupied by the Licensed Business prior to the termination or expiration of this License for the purpose of determining if Licensee has complied with the provisions contained in this Section 32.

33.           LIMITATION OF LIABILITY.   Neither Licensor nor Owner will be liable for any indirect, special or consequential damages or lost profits arising out of or relating to this Agreement or the termination, expiration, or nonrenewal of this Agreement.

34.           NOTICES.  All notices, requests, approvals, and consents and other communications required or permitted under this Agreement will be delivered personally or sent by (i) first class U.S. Mail, registered or certified, return receipt requested, postage pre-paid or (ii) U.S. Express Mail, or (iii) similar, other overnight courier service, and addressed to the parties and Owner at their respective addresses set forth below, and such notice will be effective on receipt.  Owner or a party may change its address for receipt of notices by service of a notice of such change in accordance herewith:

If to Licensor:             Ashley HomeStores, Ltd.

                               Attn:  Charles Spang

                               One Ashley Way

                               Arcadia, WI  54612

With a copy to:           Kostner, Koslo & Brovold

                                Attn:  William N. Koslo

                                108 West Main Street

                                Arcadia, WI  54612

If to Licensee:             Hartsdale Convertibles, Inc.

                                Attn:  Harley J. Greenfield

                                419 Crossways Park Drive

                                Woodbury, New York  11797

If to Owner:                Ashley Furniture Industries, Inc.

                                Attn:  Todd R. Wanek

                                One Ashley Way

                                Arcadia, WI  54612

With a copy to:           Ashley Furniture Industries, Inc.

                                Attn:  Paulette Rippley

                                One Ashley Way

                                Arcadia, WI  54612

35.           RELATIONSHIP OF PARTIES.  Licensee acknowledges that under this Agreement Licensee is not, and should not be considered, an agent, legal representative, joint-venturer, licensee, partner, employee, or servant of Licensor or Owner for any purpose whatsoever, other than for the purposes expressly set forth in this Agreement.  Licensee further recognizes that Licensor and Owner have no fiduciary obligations to Licensee.  Licensee is an independent contractor and not an employee of Owner or Licensor.   All people working for Licensee will be employees of Licensee.  Licensee will be solely responsible for all incidents of employment, including withholding and paying income taxes, unemployment compensation taxes, and social security taxes; paying workers’ compensation insurance premiums; and complying with all laws, rules and regulations, including but not limited to the Fair Labor Standards Act.  No person permitted to work under this Agreement will be an employee of Licensor or Owner, nor will Licensor or Owner be a joint employer.  Licensee acknowledges that its Licensed Business will be operated at its own risk.  Licensee will identify itself only as an “Independently Owned and Operated Licensed Business” on all documents and materials it uses, including all advertising, business cards, letters, envelopes and other solicitation materials.  As an independent contractor, Licensee has no authority, express or implied, to bind Licensor or Owner in any respect whatsoever without the express written consent of Licensor or Owner.  Therefore, Licensee is prohibited from making any telephone listing, utility service agreement, lease for office or storage space, employment relationship or other contractual obligation in Licensor’s or Owner’s name.  Licensee will not provide any verbal or written warranties, representations, terms or conditions to potential customers or purchasers of Ashley Products, other than such warranties, representations, terms and conditions established by Owner.

36.           INDEMNIFICATION AND HOLD HARMLESS.  It is understood and agreed that Licensor and Owner will in no event assume liability for, or be deemed liable under this Agreement as a result of any claim or judgment arising from Licensee’s operation of the Licensed Business.  Licensee waives any and all claims against Licensor, Owner, their Affiliates, and their officers, directors, shareholders, partners, members, agents and employees for damages to property, death or injuries or damages to persons arising directly or indirectly out of the management or operation of the Licensed Business.  Licensee will indemnify and save Licensor, Owner, their Affiliates, and their officers, directors, shareholders, partners, members, agents and employees harmless from any and all damages for damage to property, death, or injury, or damage to persons, through negligence of any party or otherwise, arising from or in connection with the operation of the Licensed Business or with the operation, use, or occupancy of the Authorized Location, including attorneys’ fees and costs.  Licensor, Owner, their Affiliates, and their officers, directors, shareholders, partners, members, agents and employees will have the absolute right (but not duty) to defend any claim made against them that results from or arises out of the operation of the Licensed Business or the operation, use or occupancy of the Authorized Location.  Licensee will reimburse Licensor, Owner, their Affiliates, and their officers, directors, shareholders, partners, members, agents and employees for all costs reasonably incurred by them in the defense of any claims brought against them or in any action in which Licensor, Owner, any of their Affiliates, and their officers, directors, shareholders, partners, members, agents and employees is named as a party, including attorneys’ fees and costs.  All of Licensee’s obligations and covenants under this Section 36 will survive and continue in full force and effect notwithstanding the termination, expiration, or nonrenewal of this Agreement.

37.           CONFIDENTIALITY.  As between Licensor and Licensee, Licensor owns all Confidential Information.  Licensee will make no claim and has no rights in or to the Confidential Information other than those rights provided by this Agreement.

Confidential Information will be used by Licensee for the sole purpose of performing its obligations under this Agreement.  Licensee will divulge Confidential Information only to persons who must have access to such information in order to perform their responsibilities with respect to this Agreement or the construction or operation of the Licensed Business.  Licensee will take all action that is necessary to protect the confidentiality of Confidential Information and will not communicate or make it available to, or use it for the benefit of, any unauthorized persons.

38.           THIRD PARTY BENEFICIARY.  Licensor and Licensee acknowledge that this Agreement is entered into for the direct and primary benefit of Owner, and, as a third-party beneficiary to this Agreement, Owner will have the right to enforce the provisions of this Agreement in the event of any breach or violation, or threatened breach or violation, of this Agreement.

39.           MEDIATION AND MANDATORY BINDING ARBITRATION, WAIVER OF RIGHT TO TRIAL IN COURT, ETC.  For the purposes of this Section 39, “Licensee” will be deemed to include Licensee and Principal Owner, and “Licensor” will be deemed to include Licensor and its affiliates and each of their  respective predecessors, successors and/or assigns, and any partners, shareholders, officers, directors, and/or employees of any of the foregoing.

Licensee and Licensor believe that it is important to resolve any disputes amicably, quickly and professionally and to return to business as soon as possible.  Licensee and Licensor have agreed that the provisions of this Section 39 support these mutual, objectives and, therefore, agree as follows:

A.            Dispute Resolution Process:  Any litigation, claim, dispute, suit, action, controversy, or proceeding of any type including any claim in which Licensee is acting as a “private attorney general,” suing pursuant to a statutory claim or otherwise, between or involving Licensee and Licensor, on whatever theory and/or facts based, and whether or not arising out of this Agreement, (“Claim”) will be processed in the following manner, Licensee and Licensor each expressly waiving all rights to any court proceeding, except as expressly provided below at Section 39(G):

                (i)            First, discussed in a face-to-face meeting held within thirty (30) days after either Licensee or Licensor give written notice to the other proposing such a meeting.

                (ii)           Second, if not resolved, submitted to non-binding mediation by a neutral mediator for a minimum of 4 hours before the American Arbitration Association (“AAA”).

                (iii)          Third, submitted to and finally resolved by binding arbitration with AAA and in accordance with its rules of commercial arbitration, subject to the provisions of this Section; provided that, in any case, arbitration may be filed prior to a face-to-face meeting and/or mediation, with such face-to-face meeting and/or mediation to follow as quickly thereafter as possible.    On election by any party, arbitration and/or any other remedy allowed by this Agreement may proceed forward at the same time as mediation.  Any award shall be final and binding on the parties hereto and any party to the arbitration proceeding may apply to the Trempealeau County Circuit Court, State of Wisconsin for an order confirming the award, and thereupon the Trempealeau County Circuit Court, State of Wisconsin shall grant such an order.  Upon the granting of such an order confirming the award, judgment may be entered in conformity therewith in the Trempealeau County Circuit Court, State of Wisconsin.

B.            Confidentiality:  The parties to any meeting/mediation/arbitration will sign confidentiality agreements, excepting only public disclosures and filings as are required by law.

C.            Location/Venue:  Any mediation/arbitration proceedings shall be conducted in Trempealeau County, Wisconsin, and judgment upon any award, which may include an award of damages, may be entered thereon by the Trempealeau County Circuit Court, State of Wisconsin; provided that if any court determines that this provision is unenforceable for any reason, mediation/arbitration will be conducted at a location near Licensee’s principal place of business.    Nothing contained herein shall in any way deprive the parties of any right to obtain injunctive relief or other relief set forth in Section 39(G). The parties agree that the exclusive venue for all proceedings seeking to enforce this arbitration provision and the exclusive venue for all proceedings seeking injunctive relief to prevent violations of this Agreement shall be the Circuit Court for Trempealeau County, Wisconsin, provided that if any court determines that this provision is unenforceable for any reason, mediation/arbitration will be conducted at a location near Licensee’s principal place of business.  The parties to this Agreement hereby consent to the personal jurisdiction of the courts described herein.

D.            Arbitration Authority:  Any arbitration will be conducted by a neutral arbitrator, who shall be appointed within twenty (20) days of the filing of any demand for mediation/arbitration.   Any arbitration hearing shall be held within one hundred twenty (120) days of the applicable appointment.   Arbitrators in any proceeding under this Section  will apply all applicable law, and a failure to apply the applicable law in accord with Section 39(I), below, will be deemed an act in excess of authority.  The arbitrator will decide any questions relating in any way to the parties’ agreement (or claimed agreement) to arbitrate, including but not limited to applicability, subject matter, timeliness, scope, remedies, claimed unconscionability and any alleged fraud in the inducement.  The subpoena powers of the arbitrator with respect to witnesses to appear at the arbitration proceeding will not be subject to any geographical limitation.

E.             Compulsory Counter-claims:  Each participant must submit or file any claim which would constitute a compulsory counter-claim (as defined by the applicable rule under the Federal Rules of Civil Procedure) within the same proceeding as the claim to which it relates.  Any such Claim which is not submitted or filed in such proceeding will be forever barred.  In no event may offers and/or other communications made in connection with, or related in any way to, mediation, possible settlement or other resolution of a dispute be admitted into evidence or otherwise used in any arbitration or other proceeding, and any arbitration award in violation of this provision will be vacated by the applicable court, as provided in Section 39(C), above.

F.             Fees and Costs:  Each party will pay their own costs and expenses, including attorneys’ fees, deposition costs, expert witness fees, investigation costs, accounting fees, filing fees, mediator/arbitrator fees, and travel expenses incurred in any mediation, arbitration or court proceeding arising under, out of, in connection with, or in relation to this Agreement or the Licensed Businesses conducted hereunder, except as provided in Sections 39(H) and (I), below.

G.            Disputes Not Subject to the Mediation/Arbitration Process: Licensee recognizes that the Licensed Businesses operated by Licensee are among a number of licensed businesses identified by the Marks and similarly situated and selling to the public similar products, and hence the failure on the part of a single licensee to comply with the terms of its agreement could cause irreparable damage to Licensor, Owner, and/or to some or all other licensees of Licensor. Therefore, notwithstanding anything contained herein to the contrary, it is mutually agreed that this Agreement shall not prevent a party from obtaining injunctive relief, and in the event of a breach or threatened breach of any of the terms of this Agreement by Licensee, including but not limited to the trademark usage provisions of Section 9 or the confidentiality provision contained in Section 37 or of any confidentiality agreement executed pursuant to this Agreement by any employee of Licensee’s, Licensor shall forthwith be entitled to immediate injunctive relief by a court or by arbitration (including, but not limited to, a temporary restraining order and temporary injunction, all without bond) restraining such breach and/or to a decree of specific performance, without showing or proving any actual damage, together with recovery of reasonable attorneys’ fees and other costs incurred in obtaining said equitable relief, until such time as a final and binding determination is made by the arbitrators.  The foregoing equitable remedies shall be in addition to, and not in lieu of, all other remedies or rights which the parties might otherwise have by virtue of any breach of this Agreement by the other party, and Licensee further agrees that Licensor’s pursuit of any remedy under this Agreement or otherwise available will not constitute an election of remedies by Licensor, and Licensor will be allowed to split Licensor‘s claims against Licensee both legal and equitable, in separate and cumulative actions. The Circuit Court for Trempealeau County, Wisconsin, shall have exclusive jurisdiction to prevent violations of this Agreement, and Licensee and Principal Owner hereby consent to the personal jurisdiction of the Trempealeau County Circuit Court for the State of Wisconsin.

H.            Limitations on Damages and/or Remedies, Waiver of Punitive Damages:  Any arbitration award may include any of the remedies provided in this Agreement, including the following:

(i)            Whether either party has breached or in any manner violated any of the terms of the Agreement.

(ii)           Appropriate compensatory damages or attorneys' fees to be paid by either of the parties.

Notwithstanding the foregoing, neither  Licensee, Principal Owner, nor Licensor shall be awarded any indirect, special or consequential damages, punitive damages, or lost profits arising out of or relating to any Claim.  The award shall include interest at the annual rate of 7.75% on the amount determined to be due to a prevailing party, computed from the date of the breach or violation.

I.              Choice of Laws:  Arbitrators shall apply Wisconsin law to any Claim hereunder and in rendering any award.  All arbitration proceedings shall be conducted in Trempealeau County, Wisconsin, except as expressly provided in Section 39(C), above.  If any party files any legal proceeding or any proceeding to arbitrate in any state or county other than Trempealeau County, Wisconsin or other than as permitted under in Section 39(C), above, that party shall be obligated to pay all actual costs and all actual attorneys' fees incurred by the other party in all litigation or arbitration initiated outside of Trempealeau County, Wisconsin.

J.             Licensee’s and Our Intentions:  Licensee and Licensor mutually agree and have expressly had a meeting of the minds that, notwithstanding any contrary provisions of state, provincial or other law:

(i)            All issues relating to arbitration and/or the enforcement of arbitration-related provisions of this Agreement will be decided by the arbitrator (including all Claims that any terms were procured by fraud or similar means) and governed only by the Federal Arbitration Act (9 U.S.C. § 1 et seq.);

(ii)           Licensee and Licensor intend to rely on federal preemption under the Federal Arbitration Act (9 U.S.C. § 1 et seq.) and, as a result, the applicable dispute resolution provisions of this Agreement will be enforced only according to the Federal Arbitration Act’s terms; and

(iii)          Licensee and Licensor each knowingly waive all rights to a court trial and select arbitration as the sole means to resolve disputes, except as expressly provided in Section 39(G),understanding that arbitration may be less formal than a court or jury trial, may use different rules of procedure and evidence and that appeal is generally less available, and that the fees and costs associated with mediation and/or arbitration may be substantially greater than in civil litigation, but still strongly preferring mediation and/or arbitration as provided in this Agreement.

K.            Venue:  This Agreement shall be governed by and construed exclusively in accordance with the laws of the State of Wisconsin, except that Licensor and Licensee acknowledge and agree that (i) Licensee is not a “dealer” under Wis. Stat. §135.02(2); (ii) the subject matter of this Agreement does not constitute a “dealership” situated in the State of Wisconsin for purposes of Wis. Stat. §135.02(2) and (3); and (iii) the Wisconsin Fair Dealership Law does not apply to this Agreement.  In support of the non-applicability of the Wisconsin Fair Dealership Law, Licensee warrants and represents that (i) it is not situated in the State of Wisconsin, (ii) all of its sales of the Trademark Product Line Inventory and other goods will be outside the State of Wisconsin, (iii) title to all of the Trademark Product Line Inventory and other goods Licensee sells will pass outside of the State of Wisconsin, and (iv) Licensee will not provide any services within the State of Wisconsin.  The Licensee further warrants and represents that its Licensed Territory is located outside the State of Wisconsin.

Without in any way limiting or modifying the parties’ intentions and obligations regarding the dispute resolution process contained in Section 39(A), each party irrevocably submits to the jurisdiction of the Trempealeau County Circuit Court for the State of Wisconsin and agrees that all legal proceedings arising directly or indirectly under this Agreement and  the license relationship created hereby will be tried in the Trempealeau County Circuit Court by a judge without a jury.  Each party waives any right to a jury trial in any such proceedings.  Licensee hereby consents to the personal jurisdiction of the Trempealeau County Circuit Court for the State of Wisconsin.

40.           SURVIVAL.  Licensee’s covenants contained in Section 9 and all of Sections 21, 25, 28, 29, 30, 32, 36, 37, 38, 39, 40, 41 and any other provisions of this Agreement which by their very nature are intended to survive the termination or expiration of this Agreement will survive the termination or expiration of this Agreement and will inure to the benefit of and be binding upon the parties hereto.

41.           INTERPRETATION.

A.            The section headings are for reference and convenience only and will not be considered in the interpretation of this Agreement.

B.            If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, then the Agreement will be interpreted and enforced as if all completely invalid or unenforceable provisions were not contained herein and partially valid and enforceable provisions will be enforced to the extent valid and enforceable.

C.            The terms “include,” “including,” and similar terms will be construed as if followed by the phrase “without being limited to.”

D.            The terms “will” and “shall” are to be construed as obligatory.

E.             All Exhibits referred to in this Agreement are incorporated herein by reference.

F.             No delay or omission by either party to exercise any right or power it has under this Agreement will impair or be construed as a waiver of such right or power.  A waiver by any party of any breach or covenant will not be construed to be a waiver of any succeeding breach or any other covenant.  All waivers must be in writing and signed by the party waiving its rights.

G.            This Agreement and any Addenda executed in connection with this Agreement constitutes and contains the entire agreement and understanding of the parties.  There are no representations, undertakings, agreements, terms, or conditions not contained or referred to herein.  This Agreement supersedes and extinguishes any prior written agreement between the parties or any of them relating to the Licensed Business, provided that it will not release or extinguish any debt, obligation or liability of Licensee to Licensor or Owner accruedprior to the execution of this Agreement, nor cancel any credit owed by Licensor or Owner to Licensee at that time.

H.            No amendment to, or change, waiver or discharge of, any provision of this Agreement will be valid unless in writing and signed by an authorized representative of the party against which such amendment, change, waiver or discharge is sought to be enforced.

I.              The Recitals are hereby incorporated in this Agreement, constitute a part of this Agreement, and are made a part of this Agreement as fully and completely as if set out herein in their entireties.

J.             Subject to the terms of Section 30, the provisions of this Agreement will be binding upon and inure to the benefit of each of the parties and their respective successors and assigns.

42.           ACKNOWLEDGMENT.  This Agreement defines trademark controls designed solely to protect Owner’s legal rights in the Marks under state and federal trademark laws.  It is expressly understood and agreed that the Licensed Business is operated independently by Licensee in accordance with Licensee’s sole business judgment.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

ASHLEY HOMESTORES, LTD.

By:

                Todd R. Wanek

                Its President

Address:    Attn:  Todd R. Wanek

                One Ashley Way

                Arcadia, Wisconsin 54612

LICENSEE

By:

                Harley J. Greenfield

                Its CEO

Address:    Attn: Harley J. Greenfield

                419 Crossways Park Drive

                Woodbury, New York  11797

The undersigned Principal Owner hereby agrees to be bound by the terms and conditions of this Agreement, including but not limited to all representations and warranties contained therein.

JENNIFER CONVERTIBLES, INC.

By:____________________________________________

                Harley J. Greenfield

                Its CEO

EXHIBIT A:  LICENSED TERRITORY

As defined in Section 1(J) of the Trademark Usage Agreement, subject to the terms and conditions of the Trademark Usage Agreement, Licensee’s Licensed Territory is identified as follows:

The City of Carle Place in the State of New York

Licensor:                                                                                                Licensee:

By: _____________________________________                   By: _____________________________________

                Todd R. Wanek                                                                                    Harley J. Greenfield

                Its President                                                                                          Its CEO

EXHIBIT B: THE MARKS

REGISTERED TRADEMARKS:

            “ASHLEY HOMESTORES”                                                         Reg. No. 2,231,864

            “ASHLEY FURNITURE HOMESTORE” and Design                      Reg. No. 2,449,045

            “ASHLEY FURNITURE HOMESTORE”                                        Reg. No. 2,680,466

            “YOU’RE GONNA LOVE THIS PLACE”                                       Reg. No. 2,681,280

TRADEMARKS WITH REGISTRATION PENDING:

            “IN STYLE. IN REACH.”                                                             Ser. No. 76/649,101

EXHIBIT C:  SEPARATE WAREHOUSE LOCATION AND REQUIREMENTS

                A warehouse having a minimum of 16,000square feet and five (5)dock doors shall be kept and maintained by Licensee, during the Term of this Agreement.  The warehouse space shall be located at a site approved by Licensor, whose consent shall not be unreasonably withheld (“Approved Location”), and shall be used for the purpose of receiving, storing, and delivering the Trademark Product Line Inventory for the Licensed Business and to allow retail customers of Licensee the ability to pick up and return goods purchased from the Licensed Business.  Licensee will not (i) reduce the amount of square footage or dock doors, or (ii) relocate or move the Warehouse from the Approved Location, without Licensor’s prior written approval.

PERSONAL GUARANTY

            In consideration of Ashley HomeStores, Ltd. (the “Licensor”) executing a Trademark Usage Agreement (the “Agreement”) dated this 1st day of November, 2006, with Hartsdale Convertibles, Inc. (the “Licensee”), and for other good and valuable consideration, the undersigned, for itself, its successors and assigns, hereby guarantees payment of all amounts and the performance of all covenants, terms and conditions of the Agreement, to be paid, kept or performed by Licensee.

                Further, the undersigned hereby agrees to be personally bound by each and every covenant, term and condition contained in the Agreement and agrees that this Personal Guaranty should be construed as though the undersigned executed an agreement containing the identical covenants, terms and conditions contained in the Agreement, including without limitation the provisions set forth in Section 39 of the Agreement.

                Upon the occurrence of an event of default under the Agreement, the undersigned, its successors and assigns, does hereby promise and agrees to pay to Licensor all monies due and payable to Licensor under the covenants, terms and conditions of the Agreement.

                In addition, if Licensee fails to comply with any of the covenants, terms or conditions contained in the Agreement, then the undersigned, its successors and assigns, does hereby promise and agrees to comply with all covenants, terms and conditions of the Agreement for and on behalf of Licensee.

                The undersigned waives:  (i) notice of demand for payment of any indebtedness or nonperformance of any obligations hereby guaranteed; and (ii) protest and notice of default to any party respecting the indebtedness or nonperformance of any obligations hereby guaranteed.  In connection with any default or other action arising under the Agreement, the undersigned understands and agrees that Licensor may proceed directly against the undersigned, without first bringing an action against Licensee or any other person.

                It is further understood and agreed by the undersigned that the provisions, covenants and conditions of this Guaranty will inure to the benefit of the successors and assigns of Licensor.

Dated: this 1st day of November, 2006.

PERSONAL GUARANTOR

JENNIFER CONVERTIBLES, INC.

By:

            Harley J. Greenfield

             Its CEO

ACKNOWLEDGMENT AND ADDENDUM

TO ASHLEY HOMESTORES, LTD.

TRADEMARK USAGE AGREEMENT

                The undersigned, immediately prior to the execution of a Trademark Usage Agreement (“Agreement”) between Ashley HomeStores, Ltd. (“Licensor”) and Hartsdale Convertibles, Inc. (“Licensee”) make the following representations and acknowledgments:

1.             The undersigned acknowledges and agrees that the relationship between the Licensee and Licensor is not a fiduciary or similar special relationship, but rather is an ordinary commercial relationship between independent business people with arms length dealings.

2.             The undersigned understand that the success or failure of the Licensed Business (as defined in the Agreement) will depend in large part upon Licensee’s skills, experience and business acumen together with various other factors including (i) time devoted by Licensee, its owners and employees to the Licensed Business, (ii) the location of the Licensed Business, (iii) the local market for the Trademark Product Line Inventory (as defined in the Agreement), (iv) interest rates, (v) various economic factors including without limitation inflation, housing starts and the prevailing wage rate, and (vi) competition and other business factors.

3.             The undersigned acknowledge that Licensee understands that, there exists no guaranty against possible loss or failure in this or any other business, and that the most important factors in the success of the Licensed Business are the Licensee’s personal business, marketing, sales, management, judgment, and other skills.

4.             The undersigned acknowledge that neither Licensor, Ashley Furniture Industries, Inc. (“AFI”), nor any employee, agent, officer, director or other individual or entity acting for or in behalf of Licensor or AFI has ever (i) stated, suggested, predicted, projected or estimated the sales, expenses, income, or profit levels of any kind or nature that Licensee may reasonably expect to experience in connection with the Licensed Business; (ii) provided any statements, representations, charts, calculations or other materials which stated or suggested any level or range of sales, income, profits or cash flow; or (iii) made any representations as to any working capital or other funds necessary to reach any ‘break-even’ or any other financial level.

5.             The undersigned acknowledge that neither Licensor, Ashley Furniture Industries, Inc. (“AFI”), nor any employee, agent, officer, director or other individual or entity acting for or in behalf of Licensor or AFI has ever stated, suggested, predicted, projected or estimated the sales, expenses, income, or profit levels of any other actual, future-established or hypothetical Ashley Furniture HomeStore Licensee.  If any such information, promises, representations and/or warranties have been provided to Licensee, which are unauthorized and inherently unreliable, the undersigned agrees to advise Licensor of the delivery of any such information.  Licensee must not rely upon any such information, nor shall Licensor be bound by it.  Licensor does not, nor attempts to, predict, forecast, or project future performance, revenues or profits of any Ashley Furniture HomeStore Licensee.

6.             The undersigned acknowledge that neither Licensor, Ashley Furniture Industries, Inc. (“AFI”), nor any employee, agent, officer, director or other individual or entity acting for or in behalf of Licensor or AFI or their affiliates has imposed or requested from Licensee any form of required payment, either directly or indirectly, other than for the purchase, at bonafide wholesale prices, of a reasonable quantity of goods (including the Trademark Product Line Inventory, as defined in the Agreement) to be used for resale.

7.             The undersigned acknowledge that they have received, studied and carefully reviewed the Agreement, and fully understand each and every provision included therein, including, but not limited to how each provision of the Agreement will impact or affect Licensee’s operation of the Licensed Business.

8.             The undersigned acknowledge that neither Licensor, Ashley Furniture Industries, Inc. (“AFI”), their affiliates, nor any employee, agent, officer, director or other individual or entity acting for or in behalf of Licensor, AFI or their affiliates has made any representation, agreement or understating, whether written or oral, that is contrary to or contradicts any term or condition contained in the Agreement.

 9.             The undersigned acknowledge that the terms and conditions contained in the Agreement shall exclusively control the (i) relationship between Licensor and Licensee; (ii) Licensee’s conduct of the Licensed Business; and (iii) the responsibilities of all of the parties referred to in the Agreement. The undersigned further acknowledge that this Agreement contains the final, complete and exclusive expression of the terms of the agreement, and supersedes all other agreements and/or representations of any kind or nature.  Any understandings, agreements, representations, or otherwise (whether written or oral) which are not fully expressed in this Agreement are expressly disclaimed by the Licensee and Licensor, including but not limited to any promises, options, rights-of-first refusal, guarantees, and/or warranties of any nature.

 10.           The undersigned acknowledge and agree that Licensee has independently selected and is solely responsible for the selection, development and operation of the Authorized Location (as defined in Agreement).  The undersigned acknowledge that Licensor’s acceptance of the Authorized Location is not, and should not be relied upon as endorsement of such location, and does not constitute a guarantee, recommendation, warranty, representation or assurance that the Authorized Location is capable of supporting a successful retail furniture store.

11.            The undersigned acknowledge and agrees that they had the opportunity to consult with an independent professional advisor, such as an attorney.  The undersigned have read, understood, had an opportunity to discuss, and agree to each provision of this Agreement.

PLEASE READ CAREFULLY BEFORE SIGNING.

NOTE:  Each personal guarantor must execute this Acknowledgment.  In addition, an officer of Licensee must sign on behalf of the Licensee entity.

LICENSEE: (for Entity)                                                                        LICENSEE: (for Individual Guarantors)

                                                                                                                JENNIFER CONVERTIBLES, INC.

By:                                                                                                    By:

Harley J. Greenfield                                                                               Harley J. Greenfield

Its CEO                                                                                                     Its CEO

Date: 1st day of November, 2006                                                         Date: 1st day of November, 2006

APPROVED ON BEHALF OF

ASHLEY HOMESTORES, LTD.

By:

Name:      Todd R. Wanek

Its President

Date:

CONTINUING GUARANTY (Unlimited)

                For value received, and to induce Ashley Furniture Industries, Inc. of One Ashley Way, Arcadia, Wisconsin (“Lender”) to extend credit or continue credit accommodations to Hartsdale Convertibles, Inc. (“Debtor”), the undersigned guarantees the full, prompt, and complete payment of the Obligations defined below when due or, to the extent not prohibited by law, at the time any Debtor becomes the subject of bankruptcy or other insolvency proceedings.  “Obligations” mean all loans, drafts, overdrafts, checks, notes, accounts, and all other debts, obligations and liabilities of every kind and description, whether of the same or a different nature, arising out of credit previously granted, credit contemporaneously granted or credit granted in the future by Lender to any Debtor, to any Debtor and another, or to another guaranteed or endorsed by any Debtor.  Obligations include interest and charges and the amount of payments made to Lender or another by or on behalf of any Debtor which are recovered from Lender by a trustee, receiver, creditor or other party pursuant to applicable federal or state law, and to the extent not prohibited by law, all costs, expenses or attorneys’ fees at any time paid or incurred before and after judgment in endeavoring to collect all or part of any of the above, or to realize upon this Guaranty, or any collateral securing any of the above, including those incurred incident to any action or proceeding involving Debtor or the undersigned brought pursuant to the United States Bankruptcy Code.

                This Guaranty is valid and enforceable against the undersigned even though any Obligation is invalid or unenforceable against any Debtor.  This is an absolute and unconditional guarantee of payment and not of collection.  Lender shall not be required, as a condition of the liability of the undersigned, to resort to, enforce or exhaust any of its remedies against the Debtor or any other party who may be liable for payment on any Obligation or to resort to, marshal, enforce or exhaust any of its remedies against any property given or held as security for this Guaranty or any Obligation.  Lender’s rights hereunder shall be reinstated and revived and this Guaranty shall be fully enforceable, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be resolved or returned by Lender upon the bankruptcy, insolvency, or reorganization of the Debtor, the undersigned, or any other person, or as a result of any other fact or circumstance, all as though such amount has not been paid.

                To the extent not prohibited by law the undersigned expressly waives notice of the acceptance of this Guaranty, the creation of any present or future Obligation, default under any Obligation, proceedings to collect from any Debtor or anyone else, all presentment, demand, notice and protest and any right to disclosures from Lender regarding the financial condition of any Debtor or guarantor of the Obligations or the enforceability of the Obligations.  No claim, including without limitation, any claim for reimbursement, subrogation, contribution or indemnification which the undersigned may, as a guarantor of the Obligations, have against any Debtor shall be enforced nor any payment accepted until the Obligations are paid in full and no payments to or collections by Lender are subject to any right of recovery.

                With respect to any of the Obligations, Lender may from time to time before or after the Revocation (as defined herein below) of this Guaranty without notice to the undersigned and without affecting the liability of the undersigned (a) release or agree not to sue any guarantor or surety, (b) fail to realize upon any of the Obligations or to proceed against any Debtor or any guarantor or surety, (c) renew or extend the time of payment, (d) increase or decrease the rate of interest of the amount of the Obligations, (e) determine the allocation and application of payments and credits and accept partial payments, and (f) settle or compromise the amount due or owing or claimed to be due or owing from any Debtor, guarantor or surety, which settlement or compromise shall not affect the undersigned’s liability for the full amount of the unpaid Obligations.  The undersigned expressly consents to and waives notice of all of the above.  In addition to any other remedies available to Lender under this Guaranty, the undersigned agrees that Lender has the right to offset any amounts due the undersigned from Lender against any amounts owed to Lender by the undersigned under this provisions of the Guaranty or otherwise.  The undersigned also consents to this Guaranty being governed by and construed exclusively in accordance with the laws of the State of Wisconsin.  To the extent not prohibited by law, with respect to any action brought by Lender to enforce any term of this Guaranty, the undersigned irrevocably consents to the exclusive jurisdiction and venue of any state court in Wisconsin, where Lender has its principal place of business and where payments are to be made by Debtor and the undersigned.

                The undersigned represents and warrants that it has relied exclusively on its own independent investigation of Debtor for its decision to guarantee Debtor’s obligations now existing or thereafter arising.  The undersigned agrees that it has sufficient knowledge of the Debtor to make an informed decision about this Guaranty, and that Lender has no duty or obligation to disclose any information in its possession or control about Debtor to the undersigned.  The undersigned warrants to Lender that it has adequate means to obtain from the Debtor on a continuing basis information concerning the financial condition of the Debtor and that it is not relying on Lender to provide such information either now or in the future.

                This is a continuing guaranty, which shall not be revoked and shall remain in full force and effect from the date hereof until (i) the Trademark Usage Agreement entered into by and between Ashley HomeStores, Ltd. and Debtor is terminated or expires and (ii) all Obligations due and owing to Lender from Debtor are paid in full (collectively the “Termination Events”).  Upon the occurrence of the Termination Events, this Guaranty shall be revoked (“Revocation”); provided however, that this Guaranty shall continue in full force and effect as to all Obligations contracted for or incurred before the Revocation, and as to these Obligations Lender shall have the rights provided by this Guaranty had the Revocation not occurred.  Any renewal, extension or increase in the interest rate of any such Obligation, whether made before or after the Revocation, shall constitute an Obligation contracted for or incurred before the Revocation.  Obligations contracted for or incurred before the Revocation shall also include credit extended after the Revocation pursuant to commitments made before the Revocation.

                The undersigned agrees to pay Lender all reasonable costs and expenses incurred by Lender in the enforcement or attempted enforcement of this Guaranty (including but not limited to, reasonable attorney’s fees), whether or not suit is filed in connection therewith, or in the exercise by Lender of any right, privilege, power, or remedy conferred by this Guaranty.  No postponement or delay on the part of Lender in the enforcement of any right hereunder shall constitute a waiver of such right.  The failure of any person or entity to sign this Guaranty shall not discharge the liability of any of the undersigned.

                This Guaranty remains fully enforceable irrespective of any claim, defense, or counterclaim which the Debtor may or could assert on any of the Obligations including but not limited to credits, defects, chargebacks, damages, discounts, allowances, failure of consideration, breach of warranty, payment, statue of frauds, statute of limitations, fraud, bankruptcy, accord and satisfaction, and usury, all of which the undersigned hereby waives along with any standing by the undersigned to assert any said claim, defense, or counterclaim.

                This Guaranty benefits Lender, its successors and assigns, and binds the undersigned, its successors and assigns.

                This Guaranty is intended by the undersigned and Lender as a final expression of this Guaranty and as a complete and exclusive statement of its terms, there being no conditions to the full effectiveness of this Guaranty.  This Guaranty may not be supplemented or modified except in writing.

(signature page attached)

NOTICE OF GUARANTOR

You are being asked to guarantee the past, present and future Obligations of Debtor.  If Debtor does not pay, you will have to.  You may also have to pay collection costs.  Lender can collect the Obligations from you without first trying to collect from Debtor or another guarantor.

Dated this1st day of November, 2006.

JENNIFER CONVERTIBLES, INC.

By:

       Harley J. Greenfield

        Its CEO